United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

On December 11, 2008, the Board of Directors of Chesapeake Utilities Corporation (the “Company”) amended the Company’s Executive Excess Retirement Plan (the “Plan”).  The Company adopted the Plan in 1995 to pay pension benefits that are earned, pursuant to the Company’s qualified Pension Plan, but not payable due to limits imposed by the Internal Revenue Service.  The amendments allow participants to elect a lump sum payment and to also add the other optional forms of benefit payments currently available under the qualified Pension Plan.  In addition, the Plan has been renamed the Supplemental Executive Retirement Plan.  Effective January 1, 2005, the Pension Plan and the Executive Excess Retirement Plan were each amended to freeze any further benefit accruals after December 31, 2004.

Item 5.03. Amendments to Bylaws.

On December 11, 2008, the Board of Directors of Chesapeake Utilities Corporation approved amending and restating the Company’s Amended and Restated Bylaws (the “Bylaws”).  This further amendment and restatement amends Sections 2.3 and 3.3 of the Bylaws, providing additional clarification as to the requirements that must be met in regards to the submission of a proposal or director nomination at the Company’s Annual Meeting (the “Advance Notice Provisions”).  Specifically, the amended Advance Notice Provisions clarify that a Company stockholder must submit advance notice of such stockholder’s intention to introduce any business at a Company stockholder meeting, including, without limitation, the nomination of director candidates or the introduction of a stockholder proposal. The Advance Notice Provisions also have been amended to (i) require expanded disclosure of direct and indirect stock ownership information from the Company stockholder, (ii) require expanded disclosure of any other arrangement, right, or interest such stockholder or his or her immediate family member may have in any security of the Company; (iii) require any information that is required to be disclosed in a proxy statement or other filing to be made in connection with the solicitation of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended and (iv) require additional information regarding any proposed director nominee and impose additional requirements on such nominees, including the completion of a questionnaire, to ascertain independence and director eligibility, in the form provided by the Company.

The above description is a summary only and is qualified in its entirely by the Amended and Restated Bylaws of the Company, which are filed herewith as Exhibit 3 and are incorporated by reference into this Item 5.03.

Item 5.05. Amendments to the Registrant’s Code of Ethics.

On December 11, 2008, the Board of Directors of the Company amended the Company’s Business Code of Ethics and Conduct (the “Code of Ethics”) which applies to its directors, officers, and employees. The amendments provide clarification to existing language and supplement existing language to better align it with the Company’s current practices.  Consistent with these practices, the Code of Ethics was clarified with regards to payments and gifts to government officials.  The amendments also reflect the Company’s current process for allowing individuals to submit an anonymous concern regarding improper business conduct to an independent third party via a dedicated toll-free hotline or a secure website.  There were also several other minor clarifications to the Code of Ethics.

A complete copy of the Business Code of Ethics and Conduct, as amended, is filed herewith as Exhibit 14 and incorporated by reference into this Item 5.05.  The Business Code of Ethics and Conduct, as amended, is available on the Company’s website at www.chpk.com and is also available in print to any shareholder upon request.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3 — Amended and Restated Bylaws, dated December 11, 2008
Exhibit 14 — Business Code of Ethics and Conduct, dated December 11, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Michael. P. McMasters
——————————————
Michael P. McMasters
Executive Vice President and Chief Operating Officer

Date:  December 16, 2008